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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549


                                  FORM 8-K/A

                                CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of
                     the Securities Exchange Act of 1934


              Date of Report (date of earliest event reported):
                                June 28, 1996


                                 AIRGAS, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)



   Delaware                1-9344               56-0732648
_______________    _______________________    _____________
(State or other    (Commission File Number)   (I.R.S. Employer
jurisdiction of                                Identification
incorporation)                                 No.)



                      100 Matsonford Road, Suite 550
                            Radnor, PA  19087
                    _______________________________________
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (610) 687-5253
                                                    _______________














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                                  Signatures
                                  __________


     The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed on June 28, 1996 as set forth in the pages attached hereto:

                 (List all such items, financial statements,
                     exhibits or other portions amended)

               The following items of the Form 8-K are amended:

               Item 7. Financial Statements, Pro Forma Financial
               Information and Exhibits.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AIRGAS, INC.
                         _____________________
                         (Registrant)



                    BY:  /s/Britton H. Murdoch
                         ______________________
                         Britton H. Murdoch
                         Vice President - Finance
                         Chief Financial Officer



DATED:     July 10, 1996








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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         __________________________________________________________________

A current report on Form 8-K was filed on June 28, 1996 by the Company describing the Company's 45% investment in National Welders Supply Company, Inc. ("NWS") as required under Item 2 of Form 8-K. This Form 8-K/A provides audited financial statements as of September 30, 1995 and September 24, 1994 and for the years then ended and pro forma information for NWS which were previously unavailable pursuant to Item 7 (a) (4).

(a)  Financial Statements

     1. Audited consolidated balance sheets of NWS as of September 30, 1995 and September 24, 1994 and the related consolidated statements of income and retained earnings, changes in shareholders' equity, and cash flows for the years then ended are hereby filed as part of this report.

     2. Unaudited interim consolidated balance sheets of NWS as of March 25, 1996 and 1995 and the related consolidated statements of income and cash flows for the six months then ended are hereby filed as part of this report.

(b)  Pro Forma Financial Information

          The tables on pages four through eight set forth unaudited pro forma condensed balance sheet and income statement information as of March 31, 1996 and for the year then ended as if the Company's investment in NWS had been consummated on April 1, 1995.

(c)  Exhibits

     4.   NationsBank $100 million Revolving Credit Facility dated June 28,
          1996

     23.1 Consent of Independent Public Accountants, Arthur Andersen LLP



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

AIRGAS, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
(DOLLARS IN THOUSANDS)

                                             March 31, 1996
                           __________________________________________________

                            Airgas, Inc.  Pro Forma        Notes    Airgas Pro
                            (Historical)  Adjustments      Ref.     Forma (4)
                            ____________  ____________     ___      _________

Accounts Receivable, Net     $120,811                             $120,811
Inventories                    86,162                               86,162
Other Current Assets           11,601                               11,601
                              _______                              _______
                              218,574                              218,574

Property, Plant &
  Equipment, Net              438,877                              438,877
Goodwill, Net                 165,243                              165,243
Investment in Unconsolidated
  Affiliates                    9,332      $48,306         (1)      57,638
Other Noncurrent Assets        51,616                               51,616
                              _______       ______                 _______
                             $883,642      $46,200                $931,948
                              =======       ======                 =======
Current Portion of
  Long-Term Debt             $ 12,179                             $ 12,179
Accounts Payable,Trade         52,528                               52,528
Accrued Expenses and
  Other Current
  Liabilities                  72,279          750         (2)      73,029
                              _______                              _______
Current Liabilities           136,986                              137,736

Long Term Debt                385,832      $47,556         (3)     433,388
Other Liabilities              36,215                               36,215
Deferred Income Taxes          88,400                               88,400
Stockholders' Equity          236,209                              236,209
                              _______       ______                 _______
                             $883,642      $46,200                $931,948
                              =======       ======                 =======

(1) Represents the purchase price for an investment in the voting capital stock of National Welders Supply Company, Inc.

(2)  Increased liabilities relating to transaction costs incurred at closing.

(3) Represents debt incurred to finance the purchase an investment in the voting capital stock in National Welders Supply Company, Inc.

(4) See accompanying notes to unaudited pro forma condensed financial statements on pages 6 and 7.

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

AIRGAS, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)
                                      Year Ended March 31, 1996
                             ____________________________________________
                                                                     Airgas
                             Airgas, Inc.  Pro Forma        Notes    Pro
                             (Historical)  Adjustments      Ref.(1)  Forma
                             ____________  ____________     _______  _____

Net Sales                     $838,144                              $838,144
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)            419,491                               419,491
Selling, Distribution
 & Administrative Expenses     279,906                               279,906
Depreciation & Amortization     45,762                                45,762
                               _______                               _______
Total Costs & Expenses         745,159                               745,159
                               _______                               _______

Operating Income                92,985                                92,985

Interest Expense, Net          (24,862)      $(3,210)        a       (28,072)
Other Income, Net                  557                                   557
Equity in Income (loss) of
  Unconsolidated Affiliates        225        (1,479)        c        (1,254)
Minority Interest                 (663)                                 (663)
                               _______        ______                 _______
Earnings Before Income Taxes    68,242        (4,689)                 63,553
Income Taxes                    28,522        (1,580)        b        26,942
                               _______        ______                 _______
Net Earnings                  $ 39,720       $(3,109)               $ 36,611
                               =======        ======                 =======
Earnings Per Share (2)        $    .60                              $    .56
                               =======                               =======

Weighted Average Shares         66,215                                65,303
                               =======                               =======

Notes:

(1) See accompanying notes to unaudited pro forma condensed financial statements on pages 6 and 7.
(2)  See earnings per share calculations on page 8.







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                                 Airgas, Inc.
         Notes to Unaudited Pro Forma Condensed Financial Statements
                            (Dollars in Thousands)


The following adjustments were made to the historical operating results of the Company in order to reflect unaudited pro forma condensed income statement information for the year ended March 31, 1996 as if the Company's investment in NWS had been consummated on April 1, 1995.

The unaudited pro forma financial statements are not necessarily indicative of the results of operations or financial position of the Company that would have occurred had the Company's investment in NWS occurred at the beginning of the period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

The unaudited pro forma financial statements should be read in conjunction with the Airgas, Inc. and NWS audited consolidated financial statements, including the notes thereto.

(a) The pro forma interest expense adjustment of $3,210 reflects interest on the debt incurred to finance the Company's investment in NWS at an average annual rate of 6.75%.

(b) Income tax effect of pro forma adjustments at the Company's marginal tax rate.

(c) The pro forma adjustment to equity in income (loss) of unconsolidated affiliates has been calculated as follows:

          Pro forma net loss available to common
           stockholder for the twelve month period
           ended March 25, 1996 (see pro forma calculation
           on page 7)                                               $   (754)

          Less: Adjustment to record the amortization
           of the Company's excess of cost over the book
           value of NWS on a straight-line basis over 40 years          (725)
                                                                     _______
          Pro forma adjustment                                      $ (1,479)
                                                                     =======
















                          - continued on next page -

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
                                 Airgas, Inc.
         Notes to Unaudited Pro Forma Condensed Financial Statements
                            (Dollars in Thousands)
                                  Continued

                                   12 Months Ended March 25, 1996
                             ____________________________________________
                           National
                           Welders Supply                       National
                           Company, Inc.                        Welders Supply
                           (Unaudited)      Pro Forma    Notes  Company, Inc.
                           (Historical)(5)  Adjustments  Ref.   Pro Forma
                           ______________   ____________ ___    _____________

Net Sales                     $116,026                           $116,026
Cost of Products Sold
 (Excluding Depreciation
  and Amortization)             62,485                             62,485
Selling, Distribution
 & Administrative Expenses      36,388                             36,388
Depreciation & Amortization     10,676                             10,676
                               _______                            _______
Total Costs & Expenses         109,549                            109,549
                               _______                            _______

Operating Income                 6,477                              6,477

Interest Expense, Net           (3,025)      $  (102)       (1)    (3,127)
Other Income, Net                  990          (525)       (2)       465
                               _______        ______               ______
Earnings Before Income Taxes     4,442          (627)               3,815
Income Taxes                       (57)       (1,720)       (3)     1,663
                               _______        ______              _______
Net Earnings                     4,499        (2,347)               2,152

Less Preferred Stock Dividends       -         2,906        (4)     2,906
                               _______        ______              _______
Net Earnings (loss) Available
 to Common Stockholder        $  4,499       $(5,253)            $   (754)
                               =======        ======              =======


Notes:
(1) Adjustment to reflect interest costs to finance the annual preferred stock dividend payments.
(2) Adjustment to eliminate non recurring gains on the sale of marketable securities.
(3) Adjustment to reflect the effective tax rate of NWS as a result of a change in the tax status from an S Corporation to a C-Corporation. The nonrecurring impact of establishing deferred taxes as a result of the termination of the NWS's S-Corporation election has not been reflected in the NWS pro forma.
(4)  Adjustment to reflect NWS 5% preferred stock dividends.
(5) Certain reclassificaitons have been made to NWS's historical consolidated financial statements to conform to the Company's presentation.

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

AIRGAS, INC.
EARNINGS PER SHARE CALCULATIONS
(DOLLARS IN THOUSANDS, EXCEPT
FOR PER SHARE AMOUNTS)




                                   Year Ended           Year Ended
Adjustment of Weighted Average     March 31, 1996       March 31, 1996
Shares Outstanding                 Historical           Pro Forma (1)
______________________________     ____________         ______________
Shares of Common Stock
 Outstanding - Weighted             62,820               62,820

Add: Incremental shares for
     options/warrants (2)            3,395                3,395

Less: Airgas shares held by National
      Welders Supply Company (3)        --                 (912)
                                     _____                _____

     Net Common Stock Equivalents    3,395                2,483
                                    ______               ______
     Adjusted Shares Outstanding    66,215               65,303
                                    ======               ======

Net Earnings                       $39,720              $36,611
                                    ======               ======

Earnings Per Share                 $   .60              $   .56
                                    ======               ======

(1) The Company has not included a fully diluted earnings per share calculation since the resulting earnings per share amounts from such calculation was antidiltive. The fully diluted calculation includes the conversion of NWS preferred stock into 2.38 million shares of Airgas common stock and an adjustment to add the preferred dividends of $2.9 million related to the NWS preferred stock.
(2) Incremental shares were calculated using the treasury stock method which assumes the exercise of all dilutive options and warrants.
(3)  Adjustment to reflect Airgas common stock held by NWS.


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